Exhibit 99.2

[Horace Mann Educators Corporation logo]

Contact information:

Ryan Greenier, Vice President, Investor Relations

217-788-5738

HORACE MANN REPORTS FIRST QUARTER 2016

OPERATING EPS OF $0.62

•	First quarter operating income of $0.62 per diluted share
•	First quarter income reflected the impact of catastrophe losses, as well as lower annuity segment net interest margins
•	Auto sales increased 13%; policy-in-force growth of 1.5% compared to prior year
•	Book value per share excluding the fair value adjustment for investments of $27.05, up 4% compared to a year ago

SPRINGFIELD, Ill., May 2, 2016 — Horace Mann Educators Corporation (NYSE:HMN) today reported financial results for the three months ended March 31, 2016:

Horace Mann Financial Highlights
	Three months ended March 31,
($ in millions, except per share amounts)	2016	2015	Change
Total revenues	$271.3	$270.1	0.4%
Net income	25.2	34.3	-26.5%
Net income per diluted share	0.61	0.81	-24.7%
Operating income*	25.6	30.3	-15.5%
Operating income per diluted share*	0.62	0.72	-13.9%
Book value per share	33.11	34.28	-3.4%
Book value per share excluding the fair value adjustment for investments*	27.05	26.13	3.5%
Property and Casualty segment net income	13.8	17.6	-21.6%
Property and Casualty combined ratio	93.8%	90.4%	3.4 pts
Property and Casualty underlying combined ratio*	86.8%	86.0%	0.8 pts
Annuity segment net income	$ 10.6	$ 12.5	-15.2%
Life segment net income	3.9	3.4	14.7%

* These measures are not based on accounting principles generally accepted in the United States (“non-GAAP”). They are reconciled to the most directly comparable GAAP measures in the supplemental numerical pages of this document. An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the company’s reports filed with the SEC.

“Horace Mann’s first quarter operating income was $0.62 per diluted share. Property and casualty results in the quarter were impacted by an increase in catastrophe losses, somewhat offset by strong underlying property results. Auto policies in force continue to exceed the prior year as a result of strong sales and retention. Annuity results reflected the continued impact of the low interest rate environment. Annuity sales were lower than a year ago, primarily reflecting a decrease in single premium and rollover deposits. Life segment net income reflected improved mortality costs in the current quarter, and sales benefited from our new Indexed Universal Life product,” said Horace Mann’s President and CEO Marita Zuraitis.

Property and Casualty Segment

For the quarter, property and casualty net income of $13.8 million decreased 22%, or $3.8 million, compared to the prior year. The total property and casualty combined ratio of 93.8% increased 3.4 points compared to a year earlier. Catastrophe losses of $12.7 million pretax were $2.2 million higher than the first quarter of 2015, representing 1.2 points of the combined ratio increase. Prior years’ reserves continue to develop favorably; however, the favorable development in the current period was $2.0 million pretax lower than the amount a year ago, representing 1.4 points of the combined ratio increase. On an underlying basis, the auto loss ratio of 71.2% increased 1.4 points compared to a year earlier, primarily as a result of higher loss severity. For property, the underlying loss ratio was 35.9% for the current quarter, which was 6.3 points lower than the prior year, primarily reflecting the impacts of initiatives to improve profitability, as well as lower reinsurance costs.

Compared to the first quarter of 2015, the property and casualty expense ratio of 27.3% increased 1.8 points, primarily due to a reduction in incentive compensation accruals recorded in 2015. The majority of that 2015 cost reduction benefited the property and casualty segment, increasing that segment’s net income by approximately $2 million and decreasing the combined ratio by approximately 2 percentage points for the three months ended March 31, 2015.

Total property and casualty written premiums of $146.7 million for the three months ended March 31, 2016 increased 4% compared to the prior year. The growth was driven primarily by increases in average premium per policy for both auto and property, accompanied by an increase in auto policies in force and reductions in catastrophe reinsurance costs.

Total property and casualty sales increased 12% compared to the first quarter of 2015. Auto sales increased 13% compared to the prior year, while property sales increased 9% for the current quarter. Policy retention continues to be strong with auto and property policy retention rates for the current period at 85% and 88%, respectively.

Annuity Segment

For the first quarter of 2016, annuity segment net income of $10.6 million decreased $1.9 million compared to the prior year period, partially due to a $2.0 million pretax increase in operating expenses including costs related to the company’s continued modernization of technology and infrastructure. The current quarter also reflected a $0.4 million pretax decrease in the net interest margin. And, in the current period, the impact of unlocking deferred policy acquisition costs decreased pretax income by $0.3 million compared to the three months ended March 31, 2015.

The first quarter annualized net interest spread on fixed annuity assets was 183 basis points. This measure declined 11 basis points from a year ago, which reflected the continued low interest rate environment, as well as lower alternative investment returns in the current period. Total annuity assets under management of $6.0 billion increased 3% compared to March 31, 2015, and total cash value persistency remained strong at approximately 95%.

For the three months ended March 31, 2016, annuity deposits of $112.6 million decreased 21%, or $29.4 million, compared to the prior year period. In 2015, changes in the company’s employee retirement savings plans resulted in non-recurring deposits received in the first quarter of 2015. Excluding that item, the remaining current period decrease was moderate and was primarily due to a decrease in the amount of other single premium and rollover deposits received in 2016.

Horace Mann’s total annuity sales decreased 15% compared to the three months ended March 31, 2015, reflecting reductions in single premium and rollover deposits, primarily related to the company’s employee retirement savings plans, as well as a modest decrease in recurring deposit business. Although annuity sales by the company’s agency force decreased, annuity sales from the independent agent distribution channel were comparable to the prior year.

Life Segment

Life segment net income of $3.9 million for the current three months increased $0.5 million compared to the same period in 2015, primarily attributable to a decrease in mortality losses in 2016, compared to the prior year period.

In the current quarter, life segment insurance premiums and contract deposits of $23.9 million increased 3%, or $0.7 million, compared to the same period in 2015. Life sales of $3.0 million increased $1.1 million compared to the first quarter of 2015, including an increase of $0.9 million for single premium sales, which included the company’s new Indexed Universal Life product. Life persistency of 96% was comparable to 12 months earlier.

Investment Results

Total net investment income increased 2% compared to the three months ended March 31, 2015. While asset balances in the annuity segment continued to grow, overall investment results reflected the impact of the current low interest rate environment, as well as lower alternative investment returns in the current period. Pretax net realized investment losses were $0.2 million for the three months ended March 31, 2016, including $3.7 million of impairment charges recorded primarily on energy sector and Puerto Rico fixed maturity securities.

Horace Mann’s net unrealized investment gains on fixed maturity and equity securities were $432.9 million at March 31, 2016, compared to net unrealized gains of $309.8 million at December 31, 2015 and $591.7 million at March 31, 2015.

Capital Management

During the first quarter of 2016, the company repurchased 474,277 shares of its common stock at an aggregate cost of $14.5 million, under its share repurchase program. As of March 31, 2016, the company had a remaining authorization of $36.6 million.

Webcast Conference Call

Horace Mann’s senior management will discuss the company’s first quarter financial results with investors and analysts on May 3, 2016 at 10:00 a.m. Eastern Time. The conference call will be webcast live on the Internet at investors.horacemann.com and archived later in the day for replay.

Horace Mann — the largest national multiline insurance company focusing on educators' financial needs — provides auto, homeowners and life insurance, retirement products and other financial solutions. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Ill. For more information, visit www.horacemann.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company's Annual Report on Form 10-K for the period ended December 31, 2015 and the company's past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements. The information contained in this press release includes financial measures which are based on methodologies other than United States generally accepted accounting principles (“GAAP”). Reconciliations of non-GAAP measures to the closest GAAP measures are contained in the supplemental numerical pages of this release and additional descriptions of the non-GAAP measures are contained in the Glossary of Selected Terms included as an exhibit to the company’s SEC filings.

# # #

HORACE MANN EDUCATORS CORPORATION

Financial Highlights (Unaudited)

(Dollars in Millions, Except Per Share Data)

	Three Months Ended March 31,
	2016	2015	% Change
EARNINGS SUMMARY

Net income	$25.2	$34.3	-26.5%
Net realized investment gains (losses), after tax	(0.4)	4.0	N.M.
Operating income (A)	25.6	30.3	-15.5%

Per diluted share:
Net income	$0.61	$0.81	-24.7%
Net realized investment gains (losses), after tax	$(0.01)	$0.09	N.M.
Operating income (A)	$0.62	$0.72	-13.9%

Weighted average number of shares and equivalent shares (in millions) - Diluted	41.5	42.3	-1.9%

RETURN ON EQUITY

Net income return on equity (B)	6.4%	8.4%	N.M.
Operating income return on equity excluding the fair value adjustment for investments (A) (C)	7.4%	9.8%	N.M.

FINANCIAL POSITION

Per share (D):
Book value	$33.11	$34.28	-3.4%
Effect of the fair value adjustment for investments (E)	$6.06	$8.15	-25.6%
Book value excluding the fair value adjustment for investments (A)	$27.05	$26.13	3.5%

Dividends paid	$0.265	$0.250	6.0%

Ending number of shares outstanding (in millions) (D)	40.4	41.1	-1.7%

Total assets	$10,231.4	$10,074.4	1.6%
Short-term debt	-	38.0	-100.0%
Long-term debt, current and noncurrent	247.0	200.0	23.5%
Total shareholders' equity	1,336.0	1,409.8	-5.2%

ADDITIONAL INFORMATION

Total Horace Mann Exclusive Agencies (F) & Employee Agents (G)	703	729	-3.6%

N.M. - Not meaningful.

(A)	These measures are not based on accounting principles generally accepted in the United States ("non-GAAP"). An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the Company's reports filed with the SEC.
(B)	Based on trailing 12-month net income and average quarter-end shareholders' equity.
(C)	Based on trailing 12-month operating income and average quarter-end shareholders' equity which has been adjusted to exclude the fair value adjustment for investments, net of the related impact on deferred policy acquisition costs and the applicable deferred taxes.
(D)	Ending shares outstanding were 40,350,937 at March 31, 2016 and 41,122,248 at March 31, 2015.
(E)	Net of the related impact on deferred policy acquisition costs and the applicable deferred taxes.
(F)	Local Horace Mann agencies created and owned by independent contractors who have signed Exclusive Agent agreements with the Company ("Exclusive Agents"). Those agreements state that only the Company's products and limited additional third-party vendor products authorized by the Company will be marketed by the agencies. An independent contractor may sign multiple Exclusive Agent agreements with the Company and manage more than one Exclusive Agency.

(G)	Agents who have employee status with the Company and by contract market only the Company's products and limited additional third-party vendor products authorized by the Company.

HORACE MANN EDUCATORS CORPORATION

Statements of Operations and Supplemental Consolidated Data (Unaudited)

(Dollars in Millions)

	Three Months Ended
	March 31,
	2016	2015	% Change
STATEMENTS OF OPERATIONS

Insurance premiums and contract charges earned	$185.5	$179.7	3.2%
Net investment income	84.7	83.3	1.7%
Net realized investment gains (losses)	(0.2)	6.1	N.M.
Other income	1.3	1.0	30.0%

Total revenues	271.3	270.1	0.4%

Benefits, claims and settlement expenses	119.5	114.0	4.8%
Interest credited	46.7	44.5	4.9%
Policy acquisition expenses amortized	24.1	23.7	1.7%
Operating expenses	42.8	35.9	19.2%
Interest expense	2.9	3.6	-19.4%

Total benefits, losses and expenses	236.0	221.7	6.5%

Income before income taxes	35.3	48.4	-27.1%
Income tax expense	10.1	14.1	-28.4%

Net income	$25.2	$34.3	-26.5%

PREMIUMS WRITTEN AND CONTRACT DEPOSITS

Property & Casualty	$146.7	$140.5	4.4%

Annuity deposits	112.6	142.0	-20.7%

Life	23.9	23.2	3.0%

Total	$283.2	$305.7	-7.4%

SEGMENT NET INCOME (LOSS)

Property & Casualty	$13.8	$17.6	-21.6%

Annuity	10.6	12.5	-15.2%

Life	3.9	3.4	14.7%

Corporate and other (A)	(3.1)	0.8	N.M.

Net income	$25.2	$34.3	-26.5%

N.M. - Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 4.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended
	March 31,
	2016	2015	% Change
PROPERTY & CASUALTY

Premiums written	$146.7	$140.5	4.4%
Premiums earned	152.1	146.7	3.7%
Net investment income	8.8	9.4	-6.4%
Other income	0.4	0.2	100.0%
Losses and loss adjustment expenses (LAE)	101.2	95.2	6.3%
Operating expenses (includes policy acquisition expenses amortized)	41.6	37.4	11.2%
Income before tax	18.5	23.7	-21.9%
Net income	13.8	17.6	-21.6%

Net investment income, after tax	7.2	7.9	-8.9%

Catastrophe costs (A)
After tax	8.3	6.8	22.1%
Before tax	12.7	10.5	21.0%

Prior years' reserves favorable (adverse) development, before tax
Automobile	-	2.2	-100.0%
Property	2.0	1.8	11.1%
Other liability	-	-	-

Total	2.0	4.0	-50.0%

Operating statistics:
Loss and loss adjustment expense ratio	66.5%	64.9%	N.M.
Expense ratio	27.3%	25.5%	N.M.
Combined ratio	93.8%	90.4%	N.M.

Effect on the combined ratio of:
Catastrophe costs (A)	8.3%	7.1%	N.M.
Prior years' reserve development	-1.3%	-2.7%	N.M.

Combined ratio excluding the effects of catastrophe costs and prior years' reserve development ("underlying combined ratio") (B)	86.8%	86.0%	N.M.

Policies in force (voluntary) (in thousands)	710	708	0.3%
Automobile	487	480	1.5%
Property	223	228	-2.2%

Policy renewal rate (voluntary) - 12 months
Automobile	84.5%	84.9%	N.M.
Property	88.4%	87.7%	N.M.

N.M. - Not meaningful.

(A)	Includes allocated loss adjustment expenses and, when applicable, catastrophe reinsurance reinstatement premiums.

For the periods presented, there were no reinsurance reinstatement premiums.

(B)	This measure is not based on accounting principles generally accepted in the United States ("non-GAAP").

See footnote (A) on page 1 of these supplemental numerical pages.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended
	March 31,
	2016	2015	% Change
ANNUITY

Contract deposits	$112.6	$142.0	-20.7%
Variable	37.9	47.1	-19.5%
Fixed	74.7	94.9	-21.3%
Contract charges earned	6.1	6.2	-1.6%
Net investment income	58.1	56.4	3.0%
Interest credited	35.6	33.5	6.3%
Net interest margin (without realized investment gains/losses)	22.5	22.9	-1.7%
Other income	0.8	0.6	33.3%
Mortality loss and other reserve changes	(0.9)	(0.3)	N.M.
Operating expenses (includes policy acquisition expenses amortized)	13.5	11.1	21.6%
Income before tax	15.0	18.3	-18.0%
Net income	10.6	12.5	-15.2%

Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$(0.2)	$0.1	N.M.
Guaranteed minimum death benefit reserve	-	-	-

Annuity contracts in force (in thousands)	212	204	3.9%
Accumulated account value on deposit / Assets under management	$6,024.2	$5,829.1	3.3%
Variable	1,767.9	1,865.2	-5.2%
Fixed	4,256.3	3,963.9	7.4%
Annuity accumulated value retention - 12 months
Variable accumulations	94.5%	93.9%	N.M.
Fixed accumulations	94.9%	94.5%	N.M.

LIFE

Premiums and contract deposits	$23.9	$23.2	3.0%
Premiums and contract charges earned	27.3	26.8	1.9%
Net investment income	18.0	17.7	1.7%
Other income	0.1	0.2	-50.0%
Death benefits/mortality cost/change in reserves	17.4	18.5	-5.9%
Interest credited	11.1	11.0	0.9%
Operating expenses (includes policy acquisition expenses amortized)	10.9	9.9	10.1%
Income before tax	6.0	5.3	13.2%
Net income	3.9	3.4	14.7%

Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$0.1	$0.1	-

Life policies in force (in thousands)	201	201	-
Life insurance in force	$16,651	$15,983	4.2%
Lapse ratio - 12 months (Ordinary life insurance)	4.2%	4.0%	N.M.

CORPORATE AND OTHER (A)

Components of income (loss) before tax:
Net realized investment gains (losses)	$(0.2)	$6.1	N.M.
Interest expense	(2.9)	(3.6)	-19.4%

Other operating expenses, net investment income and other income	(1.1)	(1.4)	-21.4%
Income (loss) before tax	(4.2)	1.1	N.M.
Net income (loss)	(3.1)	0.8	N.M.

N.M. - Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended
	March 31,
	2016	2015	% Change
INVESTMENTS

Annuity and Life
Fixed maturities, at fair value (amortized cost 2016, $6,022.9; 2015, $5,688.1)	$6,407.0	$6,221.1	3.0%
Equity securities, at fair value (cost 2016, $35.3; 2015, $37.5)	35.0	35.5	-1.4%
Short-term investments	197.0	140.6	40.1%
Policy loans	148.6	145.6	2.1%
Other investments	98.8	82.7	19.5%
Total Annuity and Life investments	6,886.4	6,625.5	3.9%

Property & Casualty
Fixed maturities, at fair value (amortized cost 2016, $768.4; 2015, $791.2)	809.5	844.7	-4.2%
Equity securities, at fair value (cost 2016, $61.0; 2015, $62.4)	69.0	69.6	-0.9%
Short-term investments	7.0	2.0	N.M.
Other investments	40.4	41.0	-1.5%
Total Property & Casualty investments	925.9	957.3	-3.3%

Corporate investments	12.3	38.4	-68.0%

Total investments	7,824.6	7,621.2	2.7%

Net investment income
Before tax	$84.7	$83.3	1.7%
After tax	56.5	55.9	1.1%

Net realized investment gains (losses)
Before tax	$(0.2)	$6.1	N.M.
After tax	(0.4)	4.0	N.M.
Per share, diluted	$(0.01)	$0.09	N.M.

N.M. - Not meaningful.

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